Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-144090) of Shanda Interactive Entertainment Limited of our report dated May 20, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in this Form 20-F. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

PricewaterhouseCoopers Zhong Tian CPAs Limited Company Shanghai, People’s Republic of China May 20, 2010